Keynote to Acquire Vividence Corporation, the Leader
                         in Web-Based Customer Research

    SAN MATEO, Calif.--(BUSINESS WIRE)--Sept. 10, 2004--Keynote
Systems (Nasdaq:KEYN)

    --  Acquisition Deepens Keynote's Footprint in Customer Experience
        Management

    -- Keynote Will Pay Approximately $20 Million in Cash at Closing, with Possible Earnout

    Keynote Systems (Nasdaq:KEYN), the worldwide leader in e-business performance management services, today announced a definitive agreement to acquire privately held Vividence Corporation of San Mateo, Calif. Vividence is the market leader in Web-based customer research that provides actionable insight into online customer experience, market trends and industry strategies.
    The agreement to acquire Vividence underscores Keynote's mission to improve e-business performance from both an operational and business perspective. Customer experience is a key contributor to an e-business' overall performance. Unlike traditional market research firms, Vividence combines technology, research and consulting to provide new ways of understanding online customers, competitors and markets.
    This marks Keynote's eleventh acquisition in a little over four years, and is the company's third in the customer experience management space, having already acquired Enviz in October 2002 and NetRaker in April 2004.
    As result of the acquisition, Keynote is acquiring 130+ active customers for customer experience management services and access to over 250+ companies that have ever purchased services from Vividence. Vividence's customers have included a broad and impressive range of leading companies such as Citibank, Clear Channel Entertainment, eBay, FedEx, Microsoft, Timberland, USA Today, Williams Sonoma and Yahoo!
    Keynote currently offers its WebEffective Intelligence Platform, known as WIP, as a complete solution for engagement-driven or subscription-based customer experience management. Keynote WIP measures, tests and improves e-business performance by delivering online market research, usability and Web analytics in an integrated, cost-effective, easy to use service. By acquiring Vividence, Keynote will significantly increase its revenues and customer base from this important business, while at the same time greatly increase its consultative resources and capacity to grow the overall business. In addition, by integrating the Vividence offerings into a single unified WIP platform, the acquisition will help expand the functionality and range of Keynote's customer experience management portfolio of services, including syndicated research and benchmarking capabilities that provide industry-relevant data and insights designed to help marketing executives make decisions with confidence.
    Under the terms of the agreement, Keynote will pay approximately $20 million in cash at closing which will include amounts payable in satisfaction of certain liabilities of Vividence and amounts held in escrow to secure indemnification obligations for all outstanding shares of Vividence. Up to an additional $6.0 million is payable upon achievement of certain targets by September 30, 2005. For fiscal year 2005, the acquisition is expected to result in a revenue increase for Keynote of $11 million to $14 million and is expected to be accretive to operating income, excluding the non-cash charges related to the amortization of the intangible assets of Vividence to be acquired.
    The acquisition of Vividence is subject to various customary closing conditions and is expected to close within 30 days. Fifty people will join Keynote from Vividence, bringing the total number of Keynote employees to approximately 240.
    "Understanding how and why customers behave as they do in an online environment with the continuing goal to improve the customer's experience and improve conversion rates is an absolute mission critical requirement for e-business," said Umang Gupta, chairman and CEO of Keynote. "Without leading-edge online customer research, business and marketing executives responsible for their online channels are flying blind. As a leader in this space, Vividence provides the customer-driven enterprise with a unified picture of its marketplace and a view into the strategies that win and retain profitable customers online."
    Vividence's solutions will be integrated with Keynote's existing WebEffective Intelligence Platform (WIP) to provide a complete solution for client-driven and engagement-driven customer experience management solutions. Keynote's unified WIP solution provides a cost-effective way for e-business marketing executives to obtain the data and recommendations they need to improve the effectiveness of their Web presence without a large investment of human resources. The WIP offerings provide the technical abilities for e-business to conduct research initiatives completely on their own, or with the help of skilled Keynote consultants when needed. This enables a wide range of customer experience management solutions including:

    --  Site redesign

        --  Needs assessment and recommendations

        --  Pre-production testing

        --  Validation testing

    --  Conversion/attrition

    -- Customer Experience Benchmarking (satisfaction, brand value, perceived performance, content, ease of use)

    --  Exploratory customer experience research

    --  Competitive comparison

    --  Search effectiveness

    --  Remote usability testing

    About Keynote

    Founded in 1995, Keynote Systems (Nasdaq:KEYN), The Internet Performance Authority(R), is the worldwide leader in e-business performance management services. Over 2,100 corporate IT and marketing departments and 19,000 individual subscribers rely on Keynote's growing range of measurement and monitoring, service level and customer experience management services to optimize e-business performance by reducing costs, improving customer satisfaction and increasing profitability.
    Keynote is The Internet Performance Authority due to the company's global infrastructure of over 1,600 measurement computers in more than 50 cities worldwide that capture and store on a daily basis over 40 million Internet performance measurements, frequent media citations quoting Keynote's Web performance data and analysis and the company's growing range of market-leading Web performance indices for vertical markets.
    Keynote Systems, Inc. is headquartered in San Mateo, California, and can be reached at www.keynote.com or by phone in the U.S. at 650-403-2400.

    Forward-Looking Statements

    This press release contains forward-looking statements that are not purely historical regarding the Company or management's intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company's current expectations.
    Forward-looking statements in this release include, but are not limited to, those related to revenue contribution from Vividence, future financial effects of the transaction, the number of customers of Vividence being acquired, the integration of Vividence products and technology with those of Keynote, and products and services and their benefits after the closing of the transaction. It is important to note that actual outcomes and Keynote's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as significant growth in the amount of Vividence services needed to be sold during fiscal 2005, compared with historical periods for Vividence, the fact that despite an increase in operating income excluding the amortization of intangibles, the acquisition of Vividence may not be accretive to GAAP operating income (which includes the effect of the amortization of intangibles), as the amount of the intangibles to be amortized and the period over which such amortization will occur will not be finally determined until after the closing of the merger, Keynote's ability to control costs, unforeseen expenses related to the Vividence business, which is a relatively new business line for Keynote, Keynote's ability to retain key Vividence personnel, continued customer acceptance of the Vividence services after the merger, particularly as many customers do not have long term commitments to continue using Vividence's services, pricing pressure with respect to services, competition, Keynote's ability to develop and introduce new services, including those based on Vividence's services, in a timely manner and customer acceptance of new services, and unforeseen issues with respect to the integration of Vividence's technologies and personnel. Readers should also refer to the risks outlined in Keynote's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2003, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.
    All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

    Keynote, The Internet Performance Authority and Perspective are registered trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. (C) 2004 Keynote Systems, Inc.



    CONTACT: Keynote Systems, Inc.
             Public Relations:
             Dan Berkowitz, 650-403-3305
             dberkowitz@keynote.com
                or
             Investor Relations:
             Erin Kasenchak, 650-403-3314
             erin.kasenchak@keynote.com